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                                                                   EXHIBIT 10.34

                             AMENDMENT NO. 1 TO AGREEMENT


    This AMENDMENT is entered into as of December 31, 1995 by and between SEGA ENTERPRISES LTD., a Japanese company with principal offices at 2-12, Haneda 1-chome, Ohta-ku, Tokyo, Japan (hereinafter "SEGA") and ELECTRONIC ARTS INC., a Delaware corporation with principal offices at 1450 Fashion Island Blvd., San Mateo, California, 94404, USA (hereinafter "EA").

    A. Sega and EA have previously entered into an Agreement dated as of July 14, 1992 (the "AGREEMENT") in which Sega licenses to EA the right to publish interactive entertainment software products compatible with the Sega Genesis System (as defined in the Agreement).

    B. According to Section 2.2 of the Agreement, the Agreement will expire on December 31, 1995, unless the term of the Agreement is renewed or extended by written agreement of the parties.

    C. Section 10.9 of the Agreement allows the modification of any provision of the Agreement, provided that such amendment is evidenced by a writing signed by both parties.

    D. Sega and EA each wish to extend the term of the Agreement and to continue to operate under the provisions thereof.

    NOW, THEREFORE, the parties hereto have agreed as follows:

    1. EXTENSION OF TERM. Section 2.2 of the Agreement shall be amended and restated in its entirety as follows:

              "2.2      TERM OF LICENSE.  The term of the license granted
         by Sega in Subsection 2.1, above, shall commence upon January 1, 1993, and, unless sooner terminated in accordance with the provisions of Section 8, below, shall continue in full force and effect until December 31, 1997 (the "Term"). Following the expiration of this Agreement, EA shall nevertheless be entitled to sell-off any units of EA's Genesis Cartridge products which remain in its inventory or in the process of manufacture for a period of one hundred and eighty (180) days; provided, however, that EA shall continue to account for and pay Sega the royalties and manufacturing premiums owed with respect to such sales in accordance with the provisions of this Agreement."

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    2.  NO OTHER CHANGES.  Except as expressly amended by the terms of this
Amendment, the Agreement will continue unchanged in full force and effect.

    IN WITNESS WHEREOF, the parties below have executed this Amendment as of the date first set forth above.
For and on behalf of
SEGA ENTERPRISES LTD.                  ELECTRONIC ARTS INC.


By:      /s/ Shinobu Toyoda                 By:  /s/  John W. Heistand
    ------------------------------          ------------------------------

Name:     Shinobu Toyoda               Name:    John W. Heistand
     -----------------------------           -----------------------------

Title:   Chief Operating Officer,      Title:    Senior VP, Business
         -------------------------               -------------------------
          Sega of America, Inc.                  Development
         -------------------------               -------------------------



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